Exhibit 10.13

STOCKHOLDER AGREEMENT

by and among

GF-DYNASTY HOLDINGS, LLC,

DYNASTY FINANCIAL PARTNERS INC.,

and, solely for the purposes set forth herein,

PRINCIPAL STOCKHOLDER named herein

DATED AS OF [●], 2022

Table of Contents

Page

Article I

DEFINITIONS

Section 1.1	Certain Defined Terms	1
Section 1.2	Other Defined Terms	3

Article II

voting and governance amtters

Article III

Pre-emptive Rights

Section 3.1	Pre-emptive Rights	6

Article IV

Information rights

Section 4.1	Information Rights	8
Section 4.2	Confidential Information	9

Article V

MISCELLANEOUS

-i-

STOCKHOLDER AGREEMENT

This Stockholder Agreement (as it may be amended, supplemented, restated or modified from time to time, this “Agreement”) is dated as of [●], 2022, and is by and among Dynasty Financial Partners Inc., a Delaware corporation (the “Company”), GF-Dynasty Holdings, LLC, a Delaware limited liability company (the “Holder”), and, solely for purposes of Section 2.2, Section 2.5 and Article V, Shirl Penney (the “Principal Stockholder”).

WHEREAS, in connection with, and effective upon, the completion of the underwritten initial public offering (the “IPO”) of shares of the Class A Common Stock (as defined below), the Holder, the Company and the Principal Stockholder have entered into this Agreement to set further certain understandings among such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1          Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of the Holder or any of its Affiliates solely by virtue of the Beneficial Ownership by the Holder of Common Stock or any other action taken by the Holder in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth on such Person in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Owner” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement, the Holder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares or other securities are subject to this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Class C Common Stock” means the shares of Class C common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Commission” means the United States Securities and Exchange Commission or any successor Governmental Authority.

“Common Stock” means the Class A Common Stock, Class B Common Stock and Class C Common Stock, collectively.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of Common Stock, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act.

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Commission, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“GF Directors” means (i) Sam Levinson, or (ii) any other directors designated by the Holder pursuant to Section 2.1.

“Network Partner Firms” means the Company’s financial advisory firms.

“Ownership Percentage” means, with respect to any Person, at any time, the quotient, expressed as a percentage, of (i) the number of shares of Common Stock Beneficially Owned by such Person and its Affiliates divided by (ii) the sum of the total number of outstanding shares of Common Stock and the number of shares of Common Stock Beneficially Owned by such Person that are not outstanding.

“Rule 144A” means such rule promulgated under the Securities Act.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof.

“Representative” means a Person’s officers, directors, employees, stockholders, shareholders, members, partners, advisors, agents and representatives.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or any successor statute and related rules and regulations).

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partner interests of which are held by such Person or any Subsidiary of such Person and do not have a majority of the voting or similar interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

Section 1.2          Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Chosen Courts	Section 5.12
Company	Preamble
Effective Time	Section 5.2
Holder	Preamble
Initial Director	Section 2.1(a)
IPO	Preamble
New Securities	Section 3.1(a)
Principal Stockholder	Preamble
Transfer	Section 2.5

Article II

voting and governance amtters

Section 2.1            Designees.

(a)            Upon the closing of the IPO, the Board shall initially consist of six (6) directors, including Harvey Golub, Henchy Rachel Enden, Avery Johnson, Sam Levinson, Shirl Penney and Todd Thomson (the “Initial Directors”). The audit committee of the Board shall initially consist of three directors, including Henchy Rachel Enden, Harvey Golub and Avery Johnson; and the compensation committee of the Board shall initially consist of three directors, including Sam Levinson, Avery Johnson and Henchy Rachel Enden. Of the initial directors, Sam Levinson is deemed to be GF Directors. From and after the closing of the IPO, the rights of the Holder to designate directors to the Board and its committees shall be as set forth in the remainder of this Section 2.1. At the completion of the IPO, the Board shall include the applicable GF Directors referred to in this paragraph (a), and such other individuals as shall be nominated and elected to the Board from time to time by the Board or the Company’s stockholders consistent herewith and with applicable law.

(b)            (i)            Subject to applicable laws and stock exchange regulations, for so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least ten percent (10%), the Company will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause the Board to nominate for election at each annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Holder that, if elected would result in the number of GF Directors (rounded down to the nearest whole number) equal to the greater of (x) one (1) and (y) the product of (i) the total number of members then comprising the full Board (including the GF Directors) and (ii) the Holder’s Ownership Percentage; provided, however, that if the Board shall have six (6) or seven (7) directors, Holder shall be entitled to designate two (2) GF Directors, and that if the Board shall have eight (8) or nine (9) directors, Holder shall be entitled to designate three (3) GF Directors. Any individuals, other than the Initial Directors, designated by the Holder pursuant to this Section 2.1(b) must satisfy the requirements for a replacement designee set forth in Section 2.1(f).

(ii)           Subject to applicable laws and stock exchange regulations, for so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least ten percent (10%), the Company will take all necessary action (to the extent permitted by applicable law and listing standards and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause the Board to appoint at least one (1) GF Director to serve on each and every committee of the Board.

(c)            In the event that the Holder has nominated fewer than the total number of designees that the Holder shall be entitled to nominate pursuant to Section 2.1(b), then the Holder shall have the right, at any time and from time to time, to nominate such additional designee(s) to which it is entitled, in which case, the Company shall take all necessary corporate action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause the Board to (x) increase the size of the Board as required to enable such Holder to so nominate such additional designee(s), and (y) designate such additional designees nominated by the Holder to fill any vacancy or vacancies, as applicable.

(d)            Following the date of completion of the IPO and for so long as the Holder is entitled to designate any Person to the Board pursuant to this Section 2.1, the Board shall not increase or decrease the size of the Board (other than as contemplated by Section 2.1(c), to the extent necessary to comply with applicable law or listing standards, or to increase the size of the Board to seven (7) members) without the consent of the Holder.

(e)            Any GF Director may be removed (with or without cause) from time to time and at any time by the Holder upon notice to the Company.

(f)            In the event that a vacancy is created on the Board by the death, disability, resignation or removal of a GF Director, the Holder shall be entitled to designate an individual to fill the vacancy so long as the total number of GF Directors serving on the Board immediately following the filling of such vacancy will not exceed the total number of persons the Holder is entitled to designate pursuant to Section 2.1(b)(i) on the date of such replacement designation. The Company shall take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause such replacement designee to become a member of the Board as soon as reasonably possible.

(g)            The Company agrees to take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause the Board to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the Persons designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled to identify such individual as a GF Director pursuant to this Agreement.

Section 2.2            Voting. For so long as the Holder is entitled to designate a GF Director pursuant to Section 2.1, the Principal Stockholder shall vote, or provide a written consent or proxy with respect to, all of his shares of Common Stock that he Beneficially Owns and over which he controls the voting thereof in favor of the GF Directors for election to the Board, and to take all other steps within such Principal Stockholder’s power as a stockholder of the Company to ensure that the composition of the Board is as set forth in Section 2.1 hereof.

Section 2.3            Approval Right in Relation to the Chief Executive Officer. For so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least fifteen percent (15%), the Company shall not elect, appoint, hire or dismiss, other than a dismissal for cause, the chief executive officer of the Company without the consent of the Holder.

Section 2.4            Approval Right in Relation to the Chairman of the Board. For so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least fifteen percent (15%), the Board shall not elect, appoint, hire or dismiss, other than a dismissal for cause, the chairman of the Board without the consent of the Holder.

Section 2.5            Restrictions on Other Agreements. Except with respect to that certain voting agreement, dated as of the date hereof, between GF-Dynasty Holdings, LLC and Shirl Penney, the Holder and the Principal Stockholder shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to his or its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other holders of shares of Common Stock that are not parties to this Agreement or otherwise); provided, however, that nothing in this Agreement shall limit or restrict in any way the Holder’s or the Principal Stockholder’s right or ability to sell, transfer or otherwise dispose of or assign any shares of Common Stock (a “Transfer”), except that if the Principal Stockholder shall Transfer (i) any shares of Common Stock to an Affiliate, to his spouse or to any estate planning vehicle such as a trust over which either the Principal Stockholder, his spouse or the Principal Stockholder’s children have control or are otherwise the beneficiaries thereof, (ii) any shares of Common Stock to (x) the trustee or trustees of a trust controlled and revocable solely by the Principal Stockholder or (y) any trust for the sole benefit of the Principal Stockholder and/or the Principal Stockholder's Family Members, or (iii) any shares of Common Stock upon the Principal Stockholder's death to his spouse by will, through a trust or otherwise, the transferees of such Transfer shall, in any such case, be subject to the obligations of the Principal Stockholder under this Agreement with respect to the shares of Common Stock subject to the Transfer and shall sign on an instrument or joinder to that effect reasonably satisfactory to the Holder. Any purported Transfer that does not comply with the foregoing restrictions and conditions shall be null and void. For the purpose of this Section 2.5, “Family Member” means as to any individual, any (i) lineal descendant, parent, grandparent or sibling of such individual, (ii) any spouse of the persons named in clause (i) or descendants of such spouse and (iii) any trust or family limited partnership, the beneficiaries or beneficiary of which constitute such individual and/or one or more persons described in clauses (i) and (ii).

Article III

Pre-emptive Rights

Section 3.1            Pre-emptive Rights.

(a)            Sale of New Securities. Subject to applicable laws and stock exchange regulations, for so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least ten percent (10%) (before giving effect to any issuances triggering provisions of this Section), if at any time after the Effective Time the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the Effective Time; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board or the issuance of stock pursuant to the Company’s employee stock options or other stock incentives pursuant to the Company’s employee stock purchase plan approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, equity swap agreement with the Company’s Network Partner Firms, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), then the Holder shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Holder shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) the Holder’s Ownership Percentage.

(b)            Notice. In the event the Company proposes to offer or sell New Securities, it shall give the Holder written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than five (5) business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Holder shall have five (5) business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.1 and as to the amount of New Securities the Holder desires to purchase. Such notice shall constitute a nonbinding indication of interest of the Holder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Holder to respond within such five (5) business day period shall be deemed to be waiver of the Holder’s rights under this Section 3.1 only with respect to the offering described in the applicable notice immediately prior to the offering of such New Securities.

(c)            Purchase Mechanism. If the Holder exercises its rights provided in this Section 3.1, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ten (10) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of one hundred and eighty (180) days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Holder agrees to use its reasonable best efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)            Failure of Purchase. In the event the Holder fails to exercise its rights provided in this Section 3.1 within said five (5) business day period or, if so exercised, the Holder is unable to consummate such purchase within the time period specified in Section 3.1(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 3.1 by the Holder or which the Holder is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Holder. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred and eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed one hundred and eighty (180) days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Holder in the manner provided above.

(e)            Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)            Cooperation. The Company and the Holder shall cooperate in good faith to facilitate the exercise of the Holder’s rights under this Section 3.1, including to secure any required approvals or consents. Notwithstanding anything in this Agreement to the contrary, (i) the Holder shall have no obligation to purchase any New Securities until such time as all other New Securities being offered that gave the Holder the right to purchase such New Securities have been purchased and (ii) the Holder may withdraw any notice to exercise its rights with respect to any offering of New Securities and have no further obligation to purchase any such New Securities at any time until all such New Securities the offering of which gave the Holder the right to purchase such New Securities have been so purchased.

Article IV

Information rights

Section 4.1            Information Rights.  For so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least ten percent (10%), the Company shall provide the Holder or its authorized representatives with (a) reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, monthly management reports, operating and capital expenditure budgets, periodic information packages relating to the operations and cash flows of the Company and other records and (b) the right to discuss the Company’s or its Subsidiaries’ affairs, finances and accounts with its and their officers, during normal business hours following reasonable notice; provided, however, that the Company shall not be obligated pursuant to the foregoing clauses (a) and (b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. For so long as the aggregate Ownership Percentage of the Holder and its Affiliates is at least ten percent (10%), the Company shall also provide the Holder or its authorized representatives with the right to reasonably request information.

Section 4.2            Confidential Information. The Company recognizes that GF Directors (a) will from time to time receive non-public information concerning the Company, and (b) may share such information with other individuals and entities associated with the Holder. The Company hereby irrevocably consents to such sharing, subject to the terms of this Section 4.2. The Holder agrees that it will keep confidential and not disclose or divulge to any third party, or use for any purpose, other than to monitor or manage its investment in the Company and its Subsidiaries, any confidential information regarding the Company it receives from the Company or a GF Director, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information or (z) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have known to the Holder; provided, however, that the Holder may disclose confidential information (i) to its Affiliates, (ii) to each of its and its Affiliates’ attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (iii) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that the Holder takes reasonable steps to minimize the extent of any required disclosure described in this clause (iii); provided, further, that the Holder shall be responsible for compliance with this Section 4.2 by its Affiliates, associates and advisors described in the foregoing clauses (i) and (ii).

Article V

MISCELLANEOUS

Section 5.1            Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 5.2            Effective Time. This Agreement shall become effective upon the closing of the IPO (the “Effective Time”). To the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

Section 5.3            Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate immediately upon the earlier of (i) the delivery of written notice to the Company by the Holder or (ii) when the aggregate Ownership Percentage of the Holder and its Affiliates ceases to be at least ten percent (10%). Neither the provisions of this Section 5.3 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

Section 5.4            Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment; provided, that the Holder and the Company may effect an amendment without the consent by the Principal Stockholder so long as such amendment does not alter or negatively affect in any aspect the rights and obligations of the Principal Stockholder hereunder. For the avoidance of doubt, the sole obligations of the Principal Stockholder are set forth in Section 2.2 and Section 2.5, and the Principal Stockholder is not responsible in any way for the obligations of any of the other parties.

Section 5.5            Extension; Waiver. At any time prior to the termination of this Agreement pursuant to Section 5.3, the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. For the avoidance of doubt, the sole obligations of the Principal Stockholder are set forth in Section 2.2 and Section 2.5, and the Principal Stockholder is not responsible in any way for the obligations of any of the other parties.

Section 5.6            Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the IPO is consummated.

Section 5.7            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Holder, to:

GF-Dynasty Holdings, LLC
[●]
[●]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

With a copy (which shall not constitute notice) to:

[●]
[●]
[●]

Attention:	[●]
E-mail:	[●]

and

if to the Company, to:

Dynasty Financial Partners Inc.
200 Central Avenue, 15th Floor
St. Petersburg, Florida 33701

Attention:	Jonathan Morris, Chief Legal and Governance Officer
E-mail:	jmorris@dynastyfinancialpartners.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attention:	Mark J. Menting
Robert W. Downes
E-mail:	Mentingm@sullcrom.com
Downesr@sullcrom.com

Section 5.8            Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The rights of the Holder under Section 2.3 and Section 2.4 are separate from, and in addition to, the rights of the Holder under Section 2.1.

Section 5.9            Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 5.10            Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, this Agreement supersedes and replaces (i) Amended and Restated Supplement to Subscription Agreement, dated as of February 27, 2014, by and between GF-Dynasty Holdings, LLC and Dynasty Financial Partners, LLC, (ii) the Subscription Agreement, dated January 18, 2018, between GF-Dynasty Holdings, LLC and Dynasty Financial Partners, LLC, and (iii) Investment Agreement, dated as of January 8, 2020, between GF-Dynasty Holdings, LLC and Dynasty Financial Partners, LLC.

Section 5.11            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.11.

Section 5.12          Governing Law; Jurisdiction.

(a)            This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law.

(b)            Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.7.

Section 5.13          Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void, provided that the Holder may assign its rights and obligations hereunder (in whole or in part) to an Affiliate that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto, and any such transferee may thereafter make corresponding assignments in accordance with this proviso. Subject to the first sentence of this Section 5.13, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.14          Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 5.15          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.16          Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

DYNASTY FINANCIAL PARTNERS INC.

By:
Name:
Title:

GF-Dynasty Holdings, LLC

By:
Name:
Title:

Principal Stockholder, with respect to the obligations in Sections 2.2 and 2.5 and Article V only

Shirl Penney

[Signature Page to Stockholder Agreement]